Exhibit 3

                              Brunswick Corporation


                                     By-Laws


                                    Article I

                                     Offices

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation may also have offices in the City of Lake Forest, State of Illinois, and at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                   Article II

                            Meetings of Stockholders

         Section 1. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. An annual meeting of stockholders shall be held at such time and on such day in the month of April or in such other month as the board of directors may specify by resolution. At the annual meeting the stockholders shall elect by a plurality vote of those stockholders voting at the meeting, by ballot, a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 4. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election arranged in alphabetical order, shall be prepared or caused to be prepared by the secretary. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of stockholders stating the place, date and hour of meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the shares of the capital stock of the corporation, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

         Section 10. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next proceeding such election of directors.

                                   Article III

                                    Directors

         Section 1. The number of directors shall be eleven but the number of directors may, from time to time, be altered by amendment of these by-laws in accordance with the certificate of incorporation.

         Section 2. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is the holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 3. The property and business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       Meetings of the Board of Directors

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board shall be held immediately after, and at the same place as, the annual meeting of stockholders at which such board shall have been elected, for the purpose of electing officers, and for the consideration of any other business that may properly be brought before the meeting. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         Section 6. Regular meetings of the board of directors shall be held on such dates, not less often than once each calendar quarter, as may be fixed from time to time by resolution of the board of directors. No notice need be given of such meetings, provided that notice of such resolution has been furnished to each director. Such meetings shall be held at the Lake Forest office of the corporation or at such other place as is stated in the notice of the meeting. Upon the assent, given either verbally or in writing, of a majority of the whole board, any regular meeting may be cancelled, the time changed, or may be held at such other place and time, as a majority of the whole board may designate, either verbally or in writing, upon reasonable notice given to each director, either personally or by mail or by telegram.

         Section 7. Special meetings of the board of directors may be called by the chairman of the board, or by the secretary on the written request of two directors, to be held either at the Lake Forest office of the corporation or at such other place as may be convenient and may be designated by the officer calling the meeting. Reasonable notice of such special meeting shall be given to each director, either personally or by mail or telegram; provided, that a majority of the whole board of directors present at a meeting called by any of said officers, in matters requiring prompt attention by the board, may hold a valid meeting and transact business without the giving of notice to each director as above provided.

         Section 8. At all meetings of the board the presence of a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                               Executive Committee

         Section 9. (a) The board of directors of the corporation at the annual or any regular or special meeting may, by resolution adopted by a majority of the whole board, designate three or more directors, one of whom shall be either the chairman of the board or the president of the corporation, to constitute an executive committee. Vacancies in the executive committee may be filled at any meeting of the board of directors. Each member of the executive committee shall hold office until his successor shall have been duly elected, or until his death, or until he shall resign or shall have been removed from office or shall cease to be a director. Any member of the executive committee may be removed by resolution adopted by a majority of the whole board of directors whenever in its judgment the best interests of the corporation would be served thereby. The compensation, if any, of members of the executive committee shall be established by resolution of the board of directors.

         (b) The executive committee shall have and may exercise all of the authority of the board of directors in the management of the corporation, provided such committee shall not have the authority of the board of directors in reference to amending the certificate of incorporation, adopting a plan of merger or consolidation with another corporation or corporations, recommending to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the corporation if not made in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the by-laws of the corporation, electing or removing officers of the corporation or members of the executive committee, fixing the compensation of officers, directors, or any member of the executive committee, declaring dividends, amending, altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee, the acquisition or sale of companies, businesses or fixed assets where the fair market value thereof or the consideration therefor exceeds $10,000,000, authorizing the issuance of any shares of the corporation, or authorizing the creation of any indebtedness for borrowed funds, in excess of $2,000,000.

         (c) The executive committee shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Minutes of all meetings of the executive committee shall be submitted to the board of directors of the corporation at each meeting following a meeting of the executive committee. The minute books of the executive committee shall at all times be open to the inspection of any director.

         (d) The executive committee shall meet at the call of the chairman of the executive committee, chairman of the board, the president, or any two members of the executive committee. Three members of the executive committee shall constitute a quorum for the transaction of business and the act of a majority of those present shall constitute the act of the committee.

                                 Audit Committee

         Section 10. (a) The board of directors of the corporation at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole board, designate three or more independent directors to constitute an audit committee and appoint one of the directors so designated as the chairman of the audit committee. Membership on the audit committee shall be restricted to those directors who are independent of the management of the corporation and are free from any relationship that, in the opinion of the corporation's board of directors, would interfere with the exercise of independent judgment as a member of the committee. Vacancies in the committee may be filled at any meeting of the board of directors. Each member of the committee shall hold office until his successor shall have been duly elected, or until his death, or until he shall resign or shall have been removed from the audit committee by the board or shall cease to be a director. Any member of the audit committee may be removed from the committee by resolution adopted by a majority of the whole board of directors whenever in its judgment (1) such person is no longer an independent director or free from any relationship with the corporation or any of its officers prohibited by this section, or (2) the best interests of the corporation would be served thereby. The compensation, if any, of members of the committee shall be established by resolution of the board of directors.

         (b) The audit committee shall be responsible for recommending to the board of directors the appointment or discharge of independent auditors, reviewing with management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by such independent auditors; reviewing with independent auditors and management the corporation's policies and procedures with respect to internal auditing, accounting and financial controls, and dissemination of financial information; reviewing with management, the independent auditors and the internal auditors, the corporation's financial statements, audit results and reports and the recommendations made by the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the corporation's system of internal accounting controls; and performing any other duties or functions deemed appropriate by the board of directors. The committee shall have such powers and rights as may be necessary or desirable to fulfill these responsibilities including, the power and right to consult with legal counsel and to rely upon the opinion of such legal counsel. The audit committee is authorized to communicate directly with the corporation's financial officers and employees, internal auditors and independent auditors on such matters as it deems desirable and to have the internal auditors and independent auditors perform such additional procedures as it deems appropriate. The audit committee shall periodically report to the board of directors on its activities.

         (c) Minutes of all meetings of the audit committee shall be submitted to the board of directors of the corporation. The minute books of the committee shall at all times be open to the inspection of any director.

         (d) The audit committee shall meet at the call of its chairman or any two members of the committee. Two members of the audit committee shall constitute a quorum for the transaction of business and the act of a majority of those present, but no less than two members, shall constitute the act of the committee.

                             Compensation Committee

         Section 11. (a) The board of directors of the corporation at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole board, designate three or more directors to constitute a compensation committee and appoint one of the directors so designated as the chairman of the compensation committee. Membership on the compensation committee shall be restricted to disinterested persons which for this purpose shall mean any director, who, during the time he is a member of the compensation committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate in any of the compensation plans administered by the compensation committee, except for the 1988 Stock Plan for Non-Employee Directors. Vacancies in the committee may be filled at any meeting of the board of directors. Each member of the committee shall hold office until his successor shall have been duly elected, or until his death or resignation, or until he shall have been removed from the committee by the board of directors, or until he shall cease to be a director or a disinterested person. Any member of the compensation committee may be removed by resolution adopted by a majority of the whole board of directors whenever in its judgment the best interests of the corporation would be served thereby. A majority of the compensation committee shall constitute a quorum and an act of the majority of the members present at any meeting at which a quorum is present, or an act approved in writing by each of the members of the committee without a meeting, shall be the act of the compensation committee. The compensation, if any, of members of the committee shall be established by resolution of the board of directors.

         (b) The compensation committee shall administer the CEO Incentive Plan, Brunswick Performance Plan, Strategic Incentive Plan, 1971 Stock Option Plan, 1984 Restricted Stock Plan, 1988 Stock Plan for Non-Employee Directors, 1991 Stock Plan, and Supplemental Pension Plan. The compensation committee shall have the power and authority vested in it by any plan of the corporation which the committee administers. The compensation committee shall from time to time recommend to the board of directors the compensation of the officers of the corporation except for assistant officers whose compensation shall be fixed by the officers of the corporation. The compensation committee shall also make recommendations to the board of directors with regard to the compensation of the board of directors and its committees except the compensation committee.

                         Corporate Governance Committee

         Section 12. (a) The board of directors of the corporation at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole board, designate three or more directors to constitute a corporate governance committee of the board of directors and appoint one of the directors so designated as its chairman. Members on the corporate governance committee of the board of directors shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time the director is a member of the corporate governance committee of the board of directors, is neither an officer or employee of the corporation. Vacancies in the committee may be filled at any meeting of the board of directors. Each member of the committee shall hold office until his successor shall have been duly elected, or until his death or resignation, or until he shall have been removed from the committee by the board of directors, or until he shall cease to be a director. Any member of the corporate governance committee of the board of directors may be removed by resolution of the whole board of directors whenever in its judgment the best interests of the corporation would be served thereby. A majority of the corporate governance committee of the board of directors shall constitute a quorum and an act of the majority of the members present at any meeting at which a quorum is present, or an act approved in writing by each of the members of the committee without a meeting, shall be the act of the corporate governance committee. The compensation, if any, of members of the committee shall be established by resolution of the board of directors.

         (b) The corporate governance committee of the board of directors shall be responsible for all matters of corporate governance and director affairs including, but not limited to:

               (i) considering and making recommendations to the board with regard to changes in the size of the board;

               (ii) developing and maintaining appropriate criteria for the composition of the board of directors and its nominees;

              (iii) overseeing the selection of and making recommendations to the board regarding nominees for election as directors to be submitted to the stockholders and nominees to fill vacancies on the board of directors as they occur;

               (iv) coordinating an annual evaluation by the board, with input from senior management, of the structure of the board and its committees and the processes employed in their deliberations; and

                (v) periodically evaluating the performance of members of the board.


         (c) Nothing in this by-law is intended to prevent any individual director from making a recommendation of a person to be a director of the corporation either to the corporate governance committee or to the board.

                                Other Committees

         Section 13. The board of directors may from time to time create and appoint such committees in addition to the executive, audit, compensation and nominating committees as it deems desirable. Each additional committee shall bear such designation, shall have such powers and shall perform such duties, not inconsistent with these by-laws or with law, as may be assigned to it by the board of directors; provided that no such additional committee may exercise the powers of the board of directors in the management of the business and affairs of the corporation except such as shall be expressly delegated to it. The board of directors shall have the power to change the menbers of any such additional committee at any time, to fill vacancies, and to discharge any such additional committee at any time. The compensation, if any, of members of any such committee shall be established by resolution of the board of directors.

                            Compensation of Directors

         Section 14. Directors shall receive such fees and reimbursement of reasonable expenses as may be fixed from time to time by resolution of the board. Members of special or standing committees shall also be allowed such fees and reimbursements for reasonable expenses in connection with service on such committees as may from time to time be fixed by resolution of the board. Such fees may be fixed on the basis of meetings attended or on an annual basis or both and may be payable currently or deferred.


                            Action by Written Consent

         Section 15. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.


              Action By Telephone Or Other Communications Equipment

         Section 16. Directors may participate in a meeting of the board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.



                           Alternate Committee Members

         Section 17. The board of directors may designate one or more directors as alternate members of any committee, any of whom may be selected by the chairman of a committee to replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of a member of a committee and of the alternate members of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitutes a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.


                                   Article IV

                                     Notices

         Section 1. Except as may be otherwise provided for in these by-laws, whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or telex.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation, or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    Article V

                                    Officers

         Section 1. The officers of the corporation shall be elected by the board of directors and shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer and a general counsel. The board of directors may also elect a senior vice president, an executive vice president, a controller and one or more assistant vice presidents, assistant secretaries, assistant treasurers and assistant general counsels. Two or more offices may be held by the same person, except as where the offices of president and secretary are held by the same person, such person shall not hold any other office.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall elect a chairman of the board from among the directors, and shall elect a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.

         Section 3. The board of directors may elect such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The board of directors shall fix the salaries of all officers of the corporation, except that the salaries of the assistant vice presidents, assistant secretaries, and assistant treasurers may be fixed by the chairman of the board or the president of the corporation.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.


                            The Chairman Of The Board


         Section 6. The chairman of the board shall be the chief executive officer of the corporation and, subject to the board of directors and the executive committee, shall be in general charge of the affairs of the corporation. He shall preside at all meetings of the stockholders and the board of directors and shall see that all orders and resolutions of the board of directors are carried into effect. He shall possess such powers and perform such duties as usually appertain to the chief executive officer in business corporations.

                                  The President

         Section 7. The president, subject to the direction of the chairman of the board, shall be the chief operating officer and shall have general charge of all operations of the corporation and of such related staff functions as the chairman of the board shall designate from time to time. In the absence of the chairman of the board, he shall preside at all meetings of the stockholders and the board of directors.

                          The Executive Vice President

         Section 8. The executive vice president shall exercise such supervision over the business and affairs of the corporation as shall be prescribed from time to time by the board of directors or by the president. In the absence or disability of the president, and unless otherwise determined by the board of directors, the executive vice president shall perform the duties and exercise the powers of the president.

                               The Vice Presidents

         Section 9. The vice presidents shall perform such duties and have such powers as the board of directors may from time to time prescribe.

                     The Secretary And Assistant Secretaries

         Section 10. The secretary shall attend all meetings of the board of directors, the executive committee, and all meetings of the stockholders, and shall record all of the proceedings of said meetings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chairman of the board, under whose supervision the secretary shall be. The secretary may sign with the president or a vice president, in the name of the corporation, all contracts and instruments of conveyance authorized by the board of directors, and the secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the signature of the secretary or an assistant secretary, and the secretary shall in general perform all the duties incident to the office of secretary. The secretary shall have charge of the stock certificate books, transfer books and stock ledgers; provided, however, that the secretary may employ corporate transfer agents and registrars whom the secretary reasonably believes to be financially responsible and competent in the performance of their duties to maintain such stock certificate books, transfer books and stock ledgers and such other books and paper as may be appropriate and all of such records may be kept either in the form of writings, punch cards, magnetic tape, photographs, micro-photographs or any other information storage device as appropriate, so long as the form of such records is designed to allow reasonably prompt and appropriate access thereto and retrieval of information in clearly legible form therefrom.

         Section 11. An assistant secretary shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The assistant secretaries shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     The Treasurer And Assistant Treasurers

         Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The board of directors, in its discretion, may delegate its responsibilities regarding the designation of depositories contained in this section to any officer or officers of the corporation. The treasurer shall in general perform all the duties incident to the office of the treasurer.

         Section 13. He shall be responsible for the disbursement of the funds of the corporation and shall take proper vouchers for such disbursements, and upon the request of the president or the board of directors, shall render an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 14. If required by the board of directors, he shall give the corporation a bond, which shall be renewed regularly, in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 15. The assistant treasurers, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                 The Controller

         Section 16. The controller shall maintain adequate records of all assets, liabilities, and other financial transactions of the corporation and, in general, shall perform all the duties ordinarily connected with the office of controller and such other duties as, from time to time, may be assigned to him by the board of directors or the president.


               The General Counsel And Assistant General Counsels


         Section 17. The general counsel shall be in charge of the law department and patent functions, shall supervise all legal matters affecting the corporation and render all necessary advice in connection therewith and shall give such legal advice as may be appropriate to the directors, officers and employees of the corporation. He may retain such law firms and other legal counsel who are not employees of the corporation as he considers desirable for the purpose of effectively carrying out his duties as general counsel.

         Section 18. The assistant general counsels shall perform such duties and have such powers as the board of directors may from time to time prescribe.

                                   Article VI

                    Indemnification Of Directors And Officers

         Section 1. The corporation may indemnify to the fullest extent that is lawful, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         Section 2. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against the same liability under the provisions of this article.


         Section 3. The corporation may enter into an indemnity agreement with any director, officer, employee or agent of the corporation, upon terms and conditions that the board of directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this article.


                                   Article VII

                              Certificates Of Stock

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, designations, preferences and relative, participating, optional and other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided, however, that, to the full extent allowed by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

         Section 2. If such certificate is countersigned (1) by a transfer agent, or (2) by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.


                                Lost Certificates

         Section 3. The board of directors may authorize the transfer agents and registrars of the corporation to issue and register, respectively, new certificates in place of any certificates alleged to have been lost, stolen or destroyed, and in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems necessary to protect the corporation and said transfer agents and registrars.

                               Transfers Of Stock

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                               Fixing Record Date

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                             Registered Stockholders

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the party of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  Article VIII

                               General Provisions

                                    Dividends

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation,if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. The board of directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.


                                     Checks

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. The board of directors, in its discretion, may delegate its responsibilities contained in this section to any officer or officers of the corporation.


                                   Fiscal Year

         Section 5. The fiscal year of the corporation shall begin on the first day of January, and terminate on the thirty-first day of December, in each year.


                                      Seal

         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Incorporated Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   Article IX

                 Tennessee Authorized Corporation Protection Act

         Section 1. This corporation shall be subject to Section 24(a) of Chapter 30 of the Tennessee Business Corporation Act.

                                    Article X

                                   Amendments

         Section 1. The holders of shares of capital stock of the corporation entitled at the time to vote for the election of directors shall have the power to adopt, alter, amend, or repeal the by-laws of the corporation by vote of such percentage of such shares as is required by the Certificate of Incorporation, or if no percentage is specified by the Certificate of Incorporation, by vote of not less than 66-2/3% of such shares. The board of directors shall also have the power to adopt, alter, amend or repeal the by-laws of the corporation by vote of such percentage of the entire board as is required by the Certificate of Incorporation, or if no percentage is specified by the Certificate of Incorporation, by vote of not less than a majority of the entire board.